Exhibit 10.3

OIL AND GAS LEASE

AGREEMENT, Made and entered into the 13 day of June 2007 by and between Gerald W. Bredemeier and Virginia Lois Miller Bredemeier, his wife, whose mailing address is 240 HWY 36 Phillipsburg, Kansas 67661, hereinafter called Lessor (whether one or more), and J. Fred Hambright, Inc., 1415 KSB&T Bldg. Wichita, Kansas 67202, hereinafter called Lessee:

Lessor, in consideration of one and more Dollars ($1.00) in hand paid, receipt of which is here acknowledged and of the royalties herein provided and of the agreements of the lessee herein contained, hereby grants, leases and lets exclusively unto lessee for the purpose of investigating. exploring by geophysical and other means, prospecting drilling, mining and operating for and producing oil, liquid hydrocarbons, all gases, and their respective constituent products, injecting gas, water, other fluids, and air into subsurface strata, laying pipe lines, storing oil, building tanks, power stations, telephone lines, and other structures and things thereon to produce, save, take care of, treat, manufacture, process, store and transport said oil, liquid hydrocarbons, gases and their respective constituent products and other products manufactured therefrom, and housing and otherwise caring for its employees, the following described land, together with any reversionary rights and after-acquired interest, therein situated in County of Phillips, State of Kansas, described as follows to-wit:

The East Half of the Northwest Quarter (E 1/2NW 1/4) and The Northeast Quarter (NE 1/4)

In Section 17, Township 4 South, Range 18 West, and containing 240 acres, more or less, and all accretions thereto.

Subject to the provisions herein contained, this lease shall remain in force for a term of three years from this date (called “primary term”), and as lung thereafter as oil, liquid hydrocarbons, gas or other respective constituent products, or any of them, is produced from said land or land with which said land is pooled.

In consideration of the premises the said lessee covenants and agrees:

1st. To deliver to the credit of lessor, free of cost, in the pipe line to which lessee may connect wells on said land, the equal one-eighth ( 1/8) part of all oil produced and saved from the leased premises.

2nd. To pay lessor for gas of whatsoever nature or kind produced and sold, or used off the premises, or used in the manufacture of any products therefrom, one-eighth ( 1/8), at the market price at the well, (but, as to gas sold by lessee, in no event more than one-eighth ( 1/8) of the proceeds received by lessee from such sales), for the gas sold, used off the premises, or in the manufacture of products therefrom, said payments to be made monthly. Where gas from a well producing gas only is not sold or used, lessee may pay or tender as royalty One Dollar ($1.00) per year per net mineral acre retained hereunder, and if such payment or tender is made it will be considered that gas is being produced within the meaning of the preceding paragraph.

This lease may be maintained during the primary term hereof without further payment or drilling operations. If the lessee shall commence to drill a well within the term of this lease or any extension thereof, the lessee shall have the right to drill such well to completion with reasonable diligence and dispatch, and if oil or gas, or either of them, be found in paying quantities, this lease shall continue and be in force with like effect as if such well had been completed within the term of years first mentioned.

If said lessor owns a less interest in the above described land than the entire and undivided fee simple estate therein, then the royalties herein provided for shall be paid the said lessor only in the proportion which lessor’s interest bears to the whole and undivided fee.

Lessee shall have the right to use, free of cost, gas, oil and water produced on said land for lessee’s operation thereon, except water front the wells of lessor.

When requested by lessor, lessee shall bury lessee’s pipe lines below plow depth.

No well shall he drilled nearer than 200 feet to the house or barn now on said premises without written consent of lessor.

Lessee shall pay for damages caused by lessee’s operations to growing crops on said land.

Lessee shall have the right at any time to remove all machinery and fixtures placed on said premises, including the right to draw and remove casing.

If the estate of either party hereto is assigned, and the privilege of assigning in whole or in part is expressly allowed, the covenants hereof shall extend to their heirs, executors, administrators, successors or assigns, but no change in the ownership of the land or assignment of rentals or royalties shall be binding on the lessee until after the lessee has been furnished with a written transfer or assignment or a true copy thereof. In case lessee assigns this lease, in whole or in part, lessee shall be relieved of all obligations with respect to the assigned portion or portions arising subsequent to the date or assignment.

Lessee may at any time execute and deliver to lessor or place of record a release or releases covering any portion or portions of the above described premiers and thereby surrender this lease as to such portion or portions and be relieved of all obligations as to the acreage surrendered.

All express or implied covenants of this lease shall be subject to all Federal and State Laws, Executive Orders, Rules or Regulations, and this lease shall not he terminated, in whole or in part, nor lessee held liable in damages, for failure to comply therewith, if compliance is prevented by, or if such failure is the result of, any such Law, Order, Rule or Regulation.

Lessor hereby warrants and agrees to defend the title to the lands herein described, and agrees that the lessee shall have the right at any time to redeem for lessor, by payment any mortgages, taxes or other liens on the above described lands, in the event of default of payment by lessor, and be subrogated to the rights of the holder thereof, and the undersigned lessors, for themselves and their heirs, successors and assigns, hereby surrender and release all right of dower and homestead in the premises described herein, in so far as said right of dower and homestead may in any way affect the purposes for which this lease is made, as recited herein.

Lessee, at its option, is hereby given the right and power to pool or combine the acreage covered by this lease or any portion thereof with other land; lease or leases in the immediate vicinity thereof, when in lessee’s judgment it is necessary or advisable to do so in order to properly develop and operate said lease premises so its to promote the conservation of oil, gas or other minerals in and under and that may he produced from said premises, such pooling to be of tracts contiguous to one another and to be into a unit or units not exceeding 40 acres each in the event of an oil well, or into a unit or units not exceeding 640 acres each in the event of a gas well. Lessee shall execute in writing and record in the conveyance records of the county in which the land herein leased is situated an instrument identifying and describing the pooled acreage. The entire acreage so pooled into a tract or unit shall he treated, for all purposes except the payment of royalties on production front the pooled unit, as if it were included in this lease. If production is found on the pooled acreage, it shall be treated as if production is had from this lease, whether the well or wells be located on the premises covered by this lease or not. In lieu of the royalties elsewhere herein specified, lessor shall receive on production from a unit so pooled only such portion of the royalty stipulated herein as the amount of his acreage placed in the unit or his royalty interest therein on an acreage basis bears to the total acreage so pooled in the particular unit involved.

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